UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 18, 2009

SEMGROUP ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (918) 524-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 18, 2009, SemGroup Energy Partners, L.P. (the “Partnership”) received a letter from the Hearings Panel (the “Panel”) of The Nasdaq Stock Market, Inc. (“NASDAQ”) providing the Panel’s decision to delist the Partnership’s common units from NASDAQ, with trading being suspended effective at the open of trading on Friday, February 20, 2009.  The Partnership issued a press release reporting NASDAQ’s action on February 18, 2009, and a copy of the press release is furnished as Exhibit 99.1.

The Partnership previously disclosed in Current Reports on Form 8-K filed on August 20, 2008, and November 20, 2008, that the Partnership has received notice from NASDAQ indicating that the Partnership is not in compliance with Marketplace Rule 4310(c)(14), which requires timely filing of periodic reports with the Securities and Exchange Commission. As previously disclosed in a Current Report on Form 8-K filed on November 25, 2008, after a hearing, the Panel issued a decision granting the Partnership continued listing contingent upon its filing its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2008 and September 30, 2008 (the “10-Qs”) by February 17, 2009.  The Partnership did not file the 10-Qs by such deadline.

Following the delisting of the Partnership’s common units from NASDAQ, the Partnership expects that its common units will be quoted in the “Pink Sheets” beginning on February 20, 2009.

The Partnership continues to work to file the 10-Qs in the near future.  The Partnership intends to promptly seek the re-listing of its common units on NASDAQ as soon as practicable thereafter.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press release dated February 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP ENERGY PARTNERS, L.P.

By:  SemGroup Energy Partners G.P., L.L.C.
        its General Partner

Date:  February 18, 2009                                                                           By:  /s/ Michael J. Brochetti
Michael J. Brochetti
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press release dated February 18, 2009.